Exhibit 5.1

                       [Letterhead of Sun International]

                                                               November 25, 1997

                       Registration Statement on Form F-3

Ladies and Gentlemen:

            This opinion is being provided to you by the undersigned, as General Counsel of Sun International North America, Inc., a Delaware corporation (the "Issuer"), and GGRI, Inc., a Delaware corporation (the "Guarantor"). I have acted as counsel to the Issuer and the Guarantor in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form F-3 (the "Registration Statement"), and the prospectus included therein (the "Prospectus"), relating to (i) the registration by the Issuer and Sun International Hotels Limited ("SIHL"), as joint and several obligors, of $300,000,000 in the aggregate of debt securities (the "Debt Securities") representing unsecured obligations of the Issuer and SIHL, (ii) the registration by the Guarantor of a certain guarantee (the "Guarantee") of the Debt Securities and (iii) the registration by certain other guarantors of certain other guarantees of the Debt Securities, in each of cases (i) - (iii), to be issued pursuant to a Trust Indenture (the "Indenture") between the Issuer, SIHL, the guarantors named therein and a trustee (the "Trustee") to be named in a prospectus supplement relating to the Debt Securities.

            In so acting, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. My opinion assumes that the definitive Indenture will be in substantially the form filed as an Exhibit to the Registration Statement.

            Based upon the foregoing, I am of the following opinion:

            1. When the Indenture has been duly authorized, executed and delivered by the Issuer, SIHL, the guarantors named therein and the Trustee, and the Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to the Debt Securities and in accordance with
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      the Indenture, assuming the terms of such Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuer or SIHL and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over the Issuer or SIHL, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Issuer in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity.

            2. When the Indenture has been duly authorized, executed and delivered by the Issuer, SINA, the guarantors named therein and the Trustee, and the Guarantee has been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to the Guarantee and in accordance with the Indenture, assuming the terms of the Guarantee have been duly established so as not to violate any applicable law or instrument binding upon the Guarantor and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over the Guarantor, the Guarantee will be validly issued and will constitute a valid and binding obligation of the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity.

            The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement (and any amendments thereto) and to the use of my name under the caption "Legal Matters" in the Prospectus. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                          Very truly yours,


                                          /s/ Charles D. Adamo

                                          Charles D. Adamo